Exhibit 10.25

Executive Agreement Addendum

Name: Nurez Khimji	Title: Chief Financial Officer of VeriChip Corporation	Effective Date: April 1, 2005

Location: Richmond, BC Canada

Reports to: Kevin McLaughlin Title: CEO – VeriChip Corporation

Salary: $150,000 Canadian	Quarterly Bonus: - Section 1 Special Quarterly bonuses may be initiated from time to time	Yearly Bonus: - Section 2. Up to 50% of base salary

Except as modified hereby, the terms and provisions of that certain Executive Agreement by and between VeriChip Inc. (f/k/a EXI Technologies Inc.) and Mr. Khimji shall remain in full force and effect.

General Description of Duties:

•	Supervision of all financial aspects of the combined company

•	Continued personal involvement in Strategic Relationships

•	Assist in Strategic acquisitions for the Company

•	Develop significant Partnerships and Alliances in Gov’t and Commercial Accounts

•	Capital market activity for the new VeriChip Corporation

•	Other assigned tasks as necessary

SECTION 1. Quarterly Bonus

•

SECTION 2. Yearly Bonus Criteria (up to 50% of base salary)

•	30% Financial – EBITDA

•	15% Strategic / Revenue producing acquisitions

•	15% Capital market activity

•	10% Strategic Partnership – Major Distribution Agreement

•	30% Integration Goals

Financial (10%)

Personnel (10%)

Company (10%)

SECTION 3. Other Financial Consideration

•	Initial VeriChip Option Grant of 57,788 @ U.S. $1.54

•	Subsequent VeriChip Option Grant of 2,878 @ U.S. $1.54 on or prior to January 15, 2006

/s/ Nurez Khimji
Nurez Khimji	Date: 12/28/05

/s/ Kevin McLaughlin
Kevin McLaughlin	Date: